Exhibit 99.1

                                  PRESS RELEASE


          Globix Corporation Reports Second Fiscal Quarter 2004 Results

NEW YORK, May 6, 2004 -- Globix Corporation (OTCBB:GBXX) today reported financial results for its second quarter of fiscal year 2004, which ended March 31, 2004, citing continued progress in its operations. During the second quarter of fiscal 2004, Globix made significant strides to further reduce its operating costs and debt load. It completed the sale of its property at 415 Greenwich Street in New York City in January for net cash proceeds of approximately $48.7 million. In March, Globix completed its tender offer for its 11 percent Senior Notes holders and repurchased $40.3 million of principal amount at par value plus accrued interest of $3.7 million.

Revenues for the quarter were $15.0 million, which was $339,000, or 2.2 percent less than the same period in 2003. Additionally, Globix increased its revenue in 2Q of 2004 compared to Q1 of 2004, by $644,000, or 4.5percent. The company also reported that in the second fiscal quarter of 2004 cost of revenues was reduced $300,000, or by 5.7 percent to $5 million from the same period in 2003, and that sales, general and administrative costs were reduced by $1.8 million, or by 14.6 percent to $10.7 million compared to the same period in 2003.

Loss from operations was $4.8 million for 2Q of 2004, compared to a loss of $6.2 million for the same period a year earlier. This was due primarily to Globix's cost savings efforts. Net loss for the quarter was $6.9 million, or 42 cents basic and diluted loss per share, based on 16,460,000 common shares outstanding at the end of the quarter.

On a non-GAAP basis, adjusted EBITDA loss was $436,000, an improvement of approximately $1 million, or 69.4 percent from the same period in 2003. Globix also improved its EBITDA loss over 1Q of 2004 by $825,000 or by 65.4 percent. EBITDA is defined as net loss plus interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to include or exclude as appropriate (i) Other operating income resulting from the sale of the DSL Business in fiscal 2003, (ii) non-cash stock based compensation, (iii) impairment charges and (iv) rental income. EBITDA and adjusted EBITDA are not recognized financial measures under GAAP and do not purport to be alternatives to operating loss as indicators of operating performance. Globix provides information on EBITDA and adjusted EBITDA because it believes adjusted EBITDA is an indicator of its operating profitability since it excludes items which are not directly attributable to its ongoing business operations and as such is subjective in nature. Reconciliation between Globix's adjusted EBITDA loss and operating loss is provided later in this press release.




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
                                                 GLOBIX CORPORATION AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                       (Amounts in Thousands, Except Share and Per Share Data)



                                                                                                March 31,       September 30,
                                                                                                  2004               2003
                                                                                              --------------    ---------------
                                                                                              (Unaudited)
                                                                                              --------------
Assets
Current assets:
Cash and cash equivalents ...............................................................          $ 10,718          $  24,503
Short-term investments ..................................................................            10,656              7,226
Marketable securities ...................................................................               643              1,531
Accounts receivable, net of allowance for doubtful accounts of $2,050 and
$2,646, respectively ....................................................................             6,058              6,012
Prepaid expenses and other current assets ...............................................             6,260              4,497
Restricted cash .........................................................................             2,308              2,195
                                                                                              --------------    ---------------
          Total current assets ..........................................................            36,643             45,964
Investments..............................................................................             2,244                697
Investments, restricted .................................................................             4,959              4,733
Property, plant and equipment, net ......................................................            94,410            162,630
Intangible assets, net of accumulated amortization of $2,835 and $1,997, respectively ...             8,520              8,158
Other assets ............................................................................               378                100
                                                                                              --------------    ---------------
          Total assets ..................................................................         $ 147,154          $ 222,282
                                                                                              ==============    ===============

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of capital lease obligation and mortgage payable ........................         $     611          $   1,510
Accounts payable ........................................................................             4,423              5,846
Accrued liabilities .....................................................................            10,870             10,159
                                                                                              --------------    ---------------
          Total current liabilities .....................................................            15,904             17,515
Capital lease obligations, net of current portion .......................................               351                374
Mortgage payable ........................................................................            19,755             19,912
11% Senior Notes ........................................................................            65,047            112,321
Accrued interest - 11% Senior Notes .....................................................             6,587              5,182
Other long term liabilities .............................................................            10,882             10,659
Put-option liability.....................................................................                --              2,968
                                                                                              --------------    ---------------
          Total liabilities..............................................................           118,526            168,931
                                                                                              --------------    ---------------

Commitments and contingencies (Note 5)

Stockholders' Equity:
Common stock, $.01 par value; 500,000,000 shares authorized; 16,460,000
    issued and outstanding, for all periods presented ...................................               165                165
Additional paid-in capital ..............................................................           100,018             97,191
Deferred compensation ...................................................................              (23)                 --
Accumulated other comprehensive income...................................................             5,097              2,401
Accumulated deficit......................................................................          (76,629)           (46,406)
                                                                                              --------------    ---------------
          Total stockholders' equity.....................................................            28,628             53,351
                                                                                              --------------    ---------------
          Total liabilities and stockholders' equity.....................................         $ 147,154          $ 222,282
                                                                                              ==============    ===============

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
                                                 GLOBIX CORPORATION AND SUBSIDIARIES
                                            INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (Amounts in Thousands, Except Share and Per Share Data)
                                                             (Unaudited)


                                                         For the Three Months Ended              For the Six Months Ended
                                                     ------------------------------------   -----------------------------------
                                                     March 31, 2004      March 31, 2003     March 31, 2004      March 31, 2003
                                                     ----------------    ----------------   ----------------    ---------------
Revenue, net ......................................        $  15,029           $  15,368       $     29,414        $    31,848
Operating costs and expenses:
    Cost of revenue (excluding depreciation,
      amortization, certain payroll and occupancy
      shown below) ................................            4,974               5,274              9,850             10,898
    Selling, general and administrative ...........           10,740              12,570             21,684             24,461
    Loss on impairment of assets ..................              659                  --             17,972                 --
    Depreciation and amortization .................
                                                               3,473               4,116              6,844              7,843
                                                     ----------------    ----------------   ----------------    ---------------

         Total operating costs and expenses........           19,846              21,960             56,350             43,202
    Other operating income  .......................               --                 345                 --                345
                                                     ----------------    ----------------   ----------------    ---------------

Loss from operations ..............................          (4,817)             (6,247)           (26,936)           (11,009)
    Interest and financing expense ................          (3,058)             (3,561)            (6,511)            (7,465)
    Interest income ...............................              137                 347                316                735
    Other (expense) income, net ...................              899                 204              1,196                386
    Gain on discharge of debt......................               --               2,044              1,747              4,771
    Minority interest in subsidiary ...............               --                 120                 --                228
                                                     ----------------    ----------------   ----------------    ---------------
Loss before income taxes...........................          (6,839)             (7,093)           (30,188)           (12,354)
Income tax expense.................................               35                  --                 35                 --
                                                     ----------------    ----------------   ----------------    ---------------

Net loss ..........................................        $ (6,874)           $ (7,093)       $   (30,223)        $  (12,354)
                                                     ================    ================   ================    ===============

Basic and diluted loss per share...................        $  (0.42)           $  (0.43)       $     (1.84)        $    (0.75)
                                                     ================    ================   ================    ===============

Weighted average common shares outstanding--basic
    and diluted....................................       16,460,000          16,460,000         16,460,000         16,460,000
                                                     ================    ================   ================    ===============

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
                           Reconciliation of Loss From Operation to Adjusted EBITDA
                                            (Amounts in Thousands)
                                                  (Unaudited)

                                                                   For the Three Months Ended
                                                     --------------------------------------------------------
                                                     March 31, 2004      March 31, 2003      December 31, 2003
                                                     ----------------    ----------------    ----------------
Loss from operations ..............................       $  (4,817)           $ (6,247)       $    (22,119)
Add Back:
    Depreciation and amortization .................
                                                               3,473               4,116               3,371
    Loss on impairment of assets ..................              659                  --              17,313
    Amortization of deferred compensation .........               --               1,050                  34
    Rental income .................................              270                  --                 140

   Deduct:
    Amortization of deferred compensation  ........               21                  --                  --
Other operating income ............................               --                 345                  --
                                                     ----------------    ----------------    ----------------

Adjusted EBITDA loss ..............................       $    (436)           $ (1,426)       $     (1,261)
                                                     ================    ================    ================

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Investor Call
Globix will host a conference call today at 2:00 p.m. EST that can be accessed through (800) 665-0669. In addition, a replay of the call will be available through the Globix website for one week after the call. Transcripts of the call will also be made available upon request.

About Globix:
Globix (http://www.globix.com) (GBXX) is a leading provider of managed Internet applications and infrastructure services for enterprises. Globix delivers and supports mission-critical applications and services via its secure Data Centers, high-performance global Tier 1 IP backbone, and content delivery network.
Through Aptegrity, its managed services group, Globix provides remote management of custom and off-the-shelf Web-based applications on any server, anywhere, at any time. By managing such complex e-commerce, database, content management and customer relationship management software for its clients, Globix helps them to protect Internet revenue streams, reduce technology operating costs and operating risk, and improve user satisfaction. Globix's clients are companies which use the Internet as a way to provide business benefits and sustain a competitive advantage in their markets. Our clients include operating divisions of Fortune 100 companies as well as mid-sized enterprises in a number of vertical markets including health care, media and publishing, technology and financial services. Globix and its subsidiaries have operations in New York, London, Santa Clara, Fairfield, New Jersey and Atlanta.

Risk Factors and Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based on current information and expectations and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include: the company's ability to retain existing customers and attract new customers; its ability to match its operating cost structure with revenue to achieve positive cash flow; the sufficiency of existing cash and cash flow to complete the company's business plan and fund its working capital requirements; the insolvency of vendors and other parties critical to the company's business; the company's existing debt obligations and history of operating losses; its ability to integrate, operate and upgrade or downgrade its network; the company's ability to recruit and retain qualified personnel needed to staff its operations; potential market or technological changes that could render the company's products or services obsolete; changes in the regulatory environment; and other changes that are discussed in the company's Annual Report on Form 10-K and other documents that the company files with the Securities and Exchange Commission.






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